Exhibit 99.3

CONSOLIDATED COMMUNICATIONS ILLINOIS HOLDINGS, INC.
AND
CONSOLIDATED COMMUNICATIONS TEXAS HOLDINGS, INC.

OFFER TO EXCHANGE

New 9¾% Senior Notes due 2012
which have been registered under the Securities Act of 1933, as amended, for
All Outstanding 9¾% Senior Notes due 2012
(144A CUSIP: 20903HAA6) (Reg. S CUSIP: U20898AA7)

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
ON            , 2004, UNLESS EXTENDED BY THE ISSUERS

, 2004

To	Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:

     As described in the enclosed Prospectus, dated           , 2004 (as the same may be amended or supplemented from time to time, the “Prospectus”), and form of Letter of Transmittal (the “Letter of Transmittal”), Consolidated Communications Illinois Holdings, Inc. (“Illinois Holdings”) and Consolidated Communications Texas Holdings, Inc. (“Texas Holdings” and, together with Illinois Holdings, collectively, the “Issuers”) are offering to exchange up to $200,000,000 aggregate principal amount of the Issuers’ 9¾% Senior Notes due 2012, which have been registered under the Securities Act of 1933, as amended (the “Exchange Notes”), for any and all of its outstanding 9¾% Senior Notes due 2012 (the “Outstanding Notes”), in integral multiples of $1,000 (the “Exchange Offer”). The terms of the Exchange Notes are substantially identical to the Outstanding Notes, except that the transfer restrictions, registration rights and additional interest provisions applicable to the Outstanding Notes will not apply to the Exchange Notes.

     The Issuers will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to the conditions described in the Prospectus under “The Exchange Offer—Conditions to the Exchange Offer”.

     WE ARE ASKING YOU TO CONTACT YOUR CLIENTS FOR WHOM YOU HOLD OUTSTANDING NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE OR WHO HOLD OUTSTANDING NOTES REGISTERED IN THEIR OWN NAMES.

     The Issuers will not pay any fees or commissions to you for soliciting tenders of Outstanding Notes pursuant to the Exchange Offer. You will be reimbursed by the Issuers, however, for customary and reasonable mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients, including the reasonable expenses of overnight courier services. The Issuers will pay all transfer taxes, if any, applicable to the tender of the Outstanding Notes to them or their order, except as otherwise provided in the Prospectus and Letter of Transmittal.

     For your information and for forwarding to your clients for whom you hold the Outstanding Notes held of record in your name or in the name of your nominee, enclosed are copies of the following documents:

1.	The Prospectus;

2.	The Letter of Transmittal for your use and for the information of your clients, together with a Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (providing information relating to U.S. federal income tax backup withholding);

3.	A form of Notice of Guaranteed Delivery; and

4.	A printed form of letter, including a Letter of Instructions, which you may use to correspond with your clients for whose accounts you hold Outstanding Notes held of record in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions regarding the Exchange Offer.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE TO OBTAIN THEIR INSTRUCTIONS.

     The Exchange Offer will expire at 5:00 P.M., New York City time, on                    , 2004 unless the Exchange Offer is extended by the Issuers. The time at which the Exchange Offer expires is referred to as the “Expiration Date”. Tendered Outstanding Notes may be withdrawn, at any time prior to 5:00 P.M. on the Expiration Date, by following the procedures described in the Prospectus under “The Exchange Offer—Withdrawal of Tenders”.

     To participate in the Exchange Offer, certificates for Outstanding Notes, or a timely confirmation of a book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at The Depository Trust Company, together with either duly executed and properly completed Letter of Transmittal or facsimile thereof, with any required signature guarantees, and any other required documents, must be received by the Exchange Agent by the Expiration Date as indicated in the Letter of Transmittal and the Prospectus.

     If holders of the Outstanding Notes wish to tender, but it is impracticable for them to forward their Outstanding Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus, under “The Exchange Offer—Guaranteed Delivery Procedures” and the Letter of Transmittal.

     Any inquiries you may have with respect to the Exchange Offer should be addressed to Wells Fargo Bank, N.A., the Exchange Agent for the Exchange Offer, at their address and telephone number set forth in the enclosed Prospectus and Letter of Transmittal. Additional copies of the enclosed materials may be obtained from the Exchange Agent.

Very truly yours,

Consolidated Communications Illinois Holdings, Inc.
Consolidated Communications Texas Holdings, Inc.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE ISSUERS OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.

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